April 25, 2000

Board of Directors
Valley Forge Life insurance Company
CNA Plaza- 43 South
Chicago, IL 60685

Gentlemen:

I hereby consent to the reference to my name under the caption "Legal Opinions" in the Prospectus filed as part of Post-Effective Amendment No. 7 to the Registration Statement on form N-4 filed by Valley Forge Life Insurance Company Variable Annuity Separate Account (Reg. File No. 333-01087) with the Securities and Exchange Commission. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

/s/G. STEPHEN WASTEK

G. Stephen Wastek
Director & Senior Counsel